UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments	to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On December 3, 2014, the Board of Directors (the “Board”) of Entravision Communications Corporation (the “Company”) approved and adopted the Fourth Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws added a new forum selection provision that provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. In addition, the Amended Bylaws effected, among others, the following additional substantive changes: (a) added an outside date for stockholder proposals and the requirement for additional stockholder information to be delivered in connection with such proposals and director nominations; (b) provided for uncertificated shares of the Company’s capital stock; and (c) updated required officer positions and descriptions.

The foregoing summary description of certain provisions of the Amended Bylaws is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other	Events.

On December 4, 2014, the Company issued a press release announcing that the Board has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company’s Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on December 30, 2014 to all shareholders of record as of the close of business on December 15, 2014. The Company currently anticipates that future cash dividends will be paid on a quarterly basis. Any decision to pay future cash dividends will be subject to further approval by the Board.

A copy of the press release is attached to this report as Exhibit 99.1.

This report contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding any future payment of cash dividends, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to, risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013. The Company assumes no obligation, and disclaims any duty, to update the forward-looking statements in this report.

Item 9.01 Financial	Statements and Exhibits.

(d) Exhibits.

3.1	Fourth Amended and Restated Bylaws

99.1	Press release issued by Entravision Communications Corporation on December 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 5, 2014	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Fourth Amended and Restated Bylaws

99.1	Press release issued by Entravision Communications Corporation on December 4, 2014